Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sorin Group USA, Inc.
Delaware, USA

We have audited the accompanying combined Statements of Net Assets Acquired and Liabilities Assumed of the Angel Business of Sorin Group USA, Inc. (“Business”) as of December 31, 2009 and 2008, and the related combined Statements of Revenues and Direct Expenses (“Financial Statements”) for the years then ended. These Financial Statements are the responsibility of the Business’ management. Our responsibility is to express an opinion on these combined Financial Statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined Financial Statements were prepared to present the net assets acquired and liabilities assumed and revenues and direct expenses of the Business, as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on the Form 8-K of Cytomedix, Inc.), and are not intended to be a complete presentation of the Business’ financial position or results of operations, or cash flows.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the combined Statements of Net Assets Acquired and Liabilities Assumed of the Business, as described in Note 2, as of December 31, 2009 and 2008, and the combined Statements of Revenues and Direct Expenses for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 9, 2010

Angel Business of Sorin Group USA, Inc.
Combined Statements of Net Assets and Liabilities Assumed
As of December 31, 2009 and 2008
(in Thousands)

	2009	2008
Inventory	$1,183	$1,052
Fixed Assets
Machinery & Equipment	288	258
Equipment Placed at Customer Locations	1,250	1,025
Accumulated Depreciation	(781)	(572)
Fixed Assets - Net	757	711

Assets Acquired	$1,940	$1,763

Liabilities Assumed	$-	$-

Net Assets Acquired	$1,940	$1,763

See accompanying notes to these combined financial statements

Angel Business of Sorin Group USA, Inc.
Combined Statements of Revenue and Direct Expenses
Years Ended Decembe 31, 2009 and 2008
(in Thousands)

	2009	2008
Revenue	$4,932	$4,646
Cost of Revenue	1,763	2,021
Net Revenue	3,169	2,625

Direct Expenses	277	281
Allocated Costs	1,151	1,235
Net revenue less direct expenses and allocated costs	$1,741	$1,109

See accompanying notes to these combined financial statements

Angel Business of Sorin Group USA, Inc.
Notes to Combined Statements
of Net Assets Acquired and Liabilities Assumed and
 Combined Statements of Revenue and
 Direct Expenses
Years Ended December 31, 2009 and 2008

1.	Description

On April _ 2010, Cytomedix Inc. (“Cytomedix”) and its wholly owned subsidiary, Cytomedix Acquisition Company (“CAC”) a corporation organized in Delaware, USA entered into a Purchase Agreement (the “Purchase Agreement”) with Sorin Group USA, Inc. a Delaware corporation (“Sorin”) pursuant to which CAC acquired assets of the Angel business (the “Product Line” or “Business”).

The consideration payable to Sorin Group USA Inc at April 9, 2010 (the “Closing Date”) consisted of Seven Million Dollars ($7,000,000) payable as follows: Two Million Dollars ($2,000,000) on Closing Date and Five Million Dollars ($5,000,000) in the form of a promissory note.

The Angel System is a device that utilizes validated blood separation technology to separate platelets and plasma from other components of a patient’s blood. The device provides the necessary flexibility and sophistication for more complex clinical situations. The ActivAT technology facilitates the preparation of autologous human thrombin and currently is sold in Europe and Canada.

Under the terms of the Purchase Agreement, CAC acquired all equipment, fixtures, inventory, and tooling owned by Sorin or by affiliates of Sorin used for the conduct of the Product Line, as well as all intellectual property relating exclusively to the Produce Line.  Contracts exclusively related to the Product Line have been assumed by CAC.  CAC did not acquire any assets relating to other product lines of Sorin Group.  CAC did not assume any liabilities from Sorin except for liabilities related to the sold assets, but only to the extent such asset related liabilities arise from any event, circumstance or condition occurring after the closing of the transaction.

2.	Basis of Presentation

The combined statements of net assets acquired and liabilities assumed and the combined statements of revenues and direct expenses have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  In the opinion of management, the accompanying financial statements contain all adjustments necessary to fairly present the net assets acquired, liabilities assumed, revenues and direct expenses related to the Product Line.  The combined financial statements were prepared to comply with Rule 8-04 of Regulation S-X of the Securities and Exchange Commission.

Preparation of a full set of financial statements of the Product Line is impractical as the Product Line was an integrated part of Sorin's business and was not operated as a stand-alone entity.   Sorin has not maintained distinct and separate accounts for the Product Line necessary to prepare full financial statements of the Product Line nor have audited financial statements of the Product Line ever been prepared.  Statements of cash flows from operating, investing and financing activities and a statement of changes in equity have been omitted as such information is not available for the Product Line.  The financial statements are not intended to be indicative of the financial condition or results of operations going forward due to changes in the business.  Future results of operations and financial position could differ materially from the historical amounts presented herein.

The combined statements of net assets acquired and liabilities assumed include only the specific assets and liabilities related to the Product Line that has been sold to Cytomedix.  As the Product Line was an integrated part of Sorin business without distinct and separate accounts, goodwill from business combinations have previously not been allocated to the Product Line.  Accordingly, Goodwill has been excluded from the statements of net assets acquired and liabilities assumed.

The combined statements of revenues and direct expenses include the net revenues and expenses directly attributable to the development, sale and distribution of the products comprising the Product Line.  Revenues include invoiced value of goods sold, services and equipment rental provided less sales tax and certain sales-related expenses.  Direct expenses include material costs, salaries and wages, fringe benefits, depreciation and amortization, rent and other expenses.  Costs of sales are primarily derived from the sales of the products comprising the Product Line and depreciation expense related to rental equipment.  Additional operating expenses such as overhead costs from sales and marketing, administration expenses as well as other operating expenses are primarily allocated via the use of various allocation keys.  The combined statements of revenues and direct expenses do not include corporate overhead, interest, income taxes or any other indirect expenses not noted above.  Sorin management believes that the allocations are reasonable; however, these allocated operating expenses are not necessarily indicative of the costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, or other factors.

3.	Summary of Significant Accounting Policies

Significant accounting estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates that affect the amounts reported in the Product Line Financial Statements and accompanying notes.  Actual results could differ from these estimates, as discussed in Note 2.

Sorin has conducted its subsequent events review through April 7, 2010 and no events were found which would impact the combined financial statements...

Principles of combination

The accompanying financial statements reflect the combined accounts of the Product Line.  All significant intercompany accounts and transactions have been eliminated

Revenue Recognition

Sorin recognizes product revenues when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectability is reasonably assured. Sorin also leases various types of equipment. The majority of the leases are for one to three years and these are accounted for as operating leases. Operating lease revenue is recognized ratably over the term of the lease. Sorin does not enter into leases with embedded maintenance obligations. The standard lease provides that that Sorin is responsible for maintenance and repairs to the equipment, including normal wear and tear. Sorin provides technical advice to its customers without additional compensation as part of its customer service practices.  Provisions for returns and other adjustments are recorded as a reduction of gross sales in the period in which the related sales are recorded.

Cost of Revenue

Cost of revenue include direct costs to manufacture inventory and includes an allocation of the Business’s variable and fixed overhead based on manufacturing costs.  In addition, certain costs including manufacturing management, freight and distribution are allocated on a historical relationship between sales of the Product Line and sales of other Sorin products.  Management believes these allocations are reasonable.

Depreciation expense related to the rental equipment is also included in the cost of revenue for the years ended December 31, 2009 and 2008 were $316,000 and $293,000, respectively.

Direct Expenses and Allocated Costs

An allocation of indirect selling, general and administrative expenses has been made using a historical relationship between sales of the Product Line and sales of other Sorin products. Management believes these allocations are reasonable.

Foreign currency translation

The functional currency of the Product Line assets located in the United States is the US Dollar.  For the Product Line assets located outside the US, the functional currency is the local currency.  Transactions in foreign currencies are recorded in the functional currency.  Financial assets and liabilities in foreign currencies are valued in the functional currency at the exchange rates of the balance sheet date.  Transaction differences are recognized in the statements of direct revenues and direct operating expenses.

The reporting currency of the Financial Statements is the US Dollar.  Assets and liabilities of the Product Line which are denominated in foreign currencies are translated to the US Dollar using the exchange rate as of the balance sheet date.  For translation of the statements of revenues and direct expenses the average exchange rates for the year are used.  For the purpose of reporting the net assets acquired and liabilities assumed, the foreign exchange impact was determined to be immaterial. Thus, it was excluded from the combined statements of revenues and direct expenses.

Inventory

Inventory is stated at the lower of cost or market. Cost is computed using the average cost method on a currently adjusted standard basis (which approximates actual cost) and market is based upon estimated net realizable value.  The valuation of inventory at the lower of cost or market requires the use of estimates as to the amount of current inventory that will be sold and the estimated average selling price.  These estimates are dependent on an assessment of current and expected orders from customers.  An excess and obsolescence provision is created for slow moving and obsolete inventory to reflect its expected net realizable value.  There was no provision as of December 31, 2009 and 2008.

Fixed assets

Fixed assets (property, plant and equipment) are valued at their historical acquisition cost, less accumulated depreciation based on stand-alone Product Line level.  Depreciation is calculated on a straight-line basis over the expected useful lives.  Expected useful lives range from 5 to 10 year for machinery and equipment and 2 to 5 years for equipment placed at customer locations.  Total depreciation expenses were $350,000 and $296,000, for 2009 and 2008, respectively.

4.	Inventory

Inventory consists of raw material, disposables and equipment. Inventory balances at December 31, 2009 and 2008 were as follows in thousands.

	2009	2008
Raw materials	$727	$484
Disposables	308	218
Equipment	148	350

Inventory	$1,183	$1,052